                                                                       EXHIBIT 8


                       SECURITY AGREEMENT AND ASSIGNMENT
                       ---------------------------------


1.   Parties
     -------

     This Security Agreement and Assignment ("Agreement"), dated April 10, 1998, is entered into by and between David G. Price, ("Lender") and Barbara M. Colton an individual ("Debtor").

2.   Recitals
     --------

     1. Concurrently herewith, Debtor has executed and delivered that certain promissory note in favor of Lender in the principal amount of $30,000 (the "Note").

     2. Debtor is the owner of 8,930 units of limited partnership interest in National Golf Operating Partnership, L.P., a Delaware limited partnership (the "Partnership") pursuant to that certain Amended and Restated Agreement of Limited Partnership of National Golf Operating Partnership dated as of March 4, 1998 (the "Partnership Agreement").

     3. As security for Debtor's performance of her obligations under the Note, Debtor desires to pledge and grant to Lender, and to create, or cause to be created, a security interest in 4,465 units of limited partnership interest held by Debtor in the Partnership (the "OP Units"), including without limitation, in all cash or property distributed or due to her by the Partnership on account of the OP Units, any capital, profits or surplus attendant to her OP Units in the Partnership, any claims against the Partnership related to her OP Units, and/or any proceeds of money or property to be received by her on sale, exchange or other disposition of her OP Units (collectively, the "Collateral"), on the terms and conditions hereinafter set forth.

3.   Grant of Security Interest
     --------------------------

     As security for the full, punctual and prompt performance of her obligations under the Note, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby grants to Lender a security interest in the Collateral as now held and to any additional extent acquired hereafter, and any and all proceeds thereof.

4.   Perfection of Security Interest
     -------------------------------

     In connection with the grant of the security interest set forth in Section 3 above, Debtor shall execute and deliver to Lender a Financing Statement on Form UCC-1, reflecting said security interest, in form and substance satisfactory to Lender.

5.   Assignment
     ----------

     1. Concurrently with the execution hereof, Debtor has delivered to Lender a fully executed assignment of the Collateral (the "Assignment") in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

     2. Debtor agrees that the Assignment shall be held by Lender as security until Debtor's obligations under the Note have been fully performed, satisfied or discharged. In the event of a default, as defined in Section 9 hereof, Lender shall be authorized to use the Assignment in accordance with the terms hereof.

6.   Distribution Rights Reserved to Debtor; Voting Rights Assigned to Lender;
     -------------------------------------------------------------------------
     Exchange and Put Rights Assigned to Lender
     ------------------------------------------

     So long as Debtor is not in default, as defined in Section 9 hereof, Debtor shall have the right to continue to receive all cash distributions or distributions in kind to which Debtor is entitled by virtue of her interest in the Partnership. Notwithstanding the foregoing, until Debtor's obligations under the Note have been fully performed, satisfied or discharged, Lender shall be deemed the record owner of the Collateral and, except for the right to receive cash distributions as described above, shall have all rights and powers as a partner of the Partnership, including the right to vote. Debtor also assigns to Lender the right to exercise the Exchange and Put options provided for under the Partnership Agreement; however, the net proceeds from the Exchange or Put shall not exceed the amount of principal and accrued interest outstanding at the time of Lender's exercise of the Exchange or Put. By executing this Agreement, Debtor hereby assigns such voting rights, Exchange and Put rights to Lender and agrees to take all actions, including notifying the general partner of the Partnership in writing, of Debtor's assignment to Lender of Debtor's voting rights in connection with the OP Units. In the event of a default, as defined in Section 9 hereof, Lender shall acquire all of Debtor's rights, but none of Debtor's obligations, duties, or liabilities, as a partner of the Partnership, as provided in Section 10.7 hereof.

7.   Debtor's Representations and Warranties.
     ---------------------------------------

     Debtor hereby represents and warrants as follows:

     1. The Collateral is, and at all times hereafter shall be, free and clear of any and all mortgages, liens, pledges, charges, encumbrances, equities, claims, interests or restrictions of any nature whatsoever, other than those created pursuant to this Agreement;

     2. The security interest granted to Lender pursuant to this Agreement is, and hereafter at all times shall be, a valid, perfected, first priority security interest in the Collateral;

     3. Debtor is the absolute owner of the OP Units, with full right to pledge, sell, transfer, and create a security interest therein;

     4. Neither the obligations of Debtor called for in this Agreement nor the grant of the security interest provided for herein will result in or constitute a default, or an event that with notice or lapse of time or both, would be a default, breach or violation of any agreement, instrument or arrangement to which Debtor is party or by which Debtor or any of Debtor's property is bound.

8.   Covenants of Debtor
     -------------------

     Debtor hereby covenants as follows:

     1. To immediately notify the general partner of the Partnership of the granting of the security interest and assignment of Collateral hereunder and to obtain any and all necessary consents to the grant of security interest and assignment of Collateral provided for therein;

     2. To procure, execute and deliver from time to time any endorsements, assignments, financing statements, or other writings deemed necessary or appropriate by Lender to perfect, maintain or protect his security interest hereunder and the priority thereof;

     3. Not to permit any lien or secured interest other than that created hereby to attach to the Collateral;

     4. At her own cost or expense, to appear in and defend any action or proceeding which may affect her title to, or Lender's interest in the Collateral; and

     5. Not to sell, transfer, hypothecate, encumber, or otherwise dispose of or transfer the Collateral, without Lender's written consent.

9.   Event of Default
     ----------------

     Each of the following shall constitute a default hereunder:

     1.   A default under the Note; or

     2. Debtor's breach of, or failure to perform any obligation, covenant, condition, representation or warranty, contained in this Agreement.

10.  Lender's Rights Upon Default
     ----------------------------

     1. Upon the happening of any default, as defined in Section 9 hereof, Lender may, at his sole option, pursue any or all of the remedies and exercise any or all rights set forth in this Section 10.

     2. Lender may exercise all remedies of a secured party under the Uniform Commercial Code of California (the "UCC") including the following:

               (a) Lender may elect to retain the Collateral or any part thereof in satisfaction of Debtor's obligations under the Note in accordance with UCC Section 9505. Lender may notify Debtor of his election to so retain the Collateral in a written notice sent to Debtor after default.

               (b) Lender may sell or otherwise dispose of the Collateral or any part thereof at a private sale or public sale. Lender may notify Debtor of his election to so dispose of the Collateral in a written notice sent to Debtor after default. Lender's notice to Debtor of his election to dispose of the Collateral shall include notice of the time on or after which such private sale or other intended disposition is to be made, or the date of any public sale. Debtor shall remain liable for any deficiency following disposition of the Collateral or any part thereof pursuant to this Section.

     3.   Lender's delay or failure to exercise the remedies described in
Section 10.2 shall not be deemed a waiver of his rights to exercise the right of sale following a default. The rights and duties of Lender and Debtor, the mechanics for sale and retention of the Collateral following a default, and the disposition or application of the proceeds of the sale of the Collateral shall be as set forth in the UCC.

     4. Lender may proceed against Debtor by bringing an action under the Note and reduce his claim on the obligations secured hereby to judgment. In this connection, Debtor hereby expressly waives any and all rights she may have to require Lender to exhaust the Collateral or to proceed against any other party or to pursue any other remedy which Lender may have.

     5. Lender may do any and all other acts, and take any proceedings, allowed by law or in equity to enforce Lender's rights to collect the obligations secured by this Agreement.

     6. Debtor hereby irrevocably appoints Lender as her attorney-in-fact with such power to be effective upon any default by Debtor hereunder. In this capacity, Lender may exercise all rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to transfer the Collateral to Lender's name or to the name of her nominee or that of any party to whom Lender conveys the Collateral, and the right to execute any documents to effectuate a transfer of Debtor's partnership interests in the Partnership. Lender shall not be required to make any presentment, demand, or protest, or give any notice, and Lender need not take any action to preserve any rights against any prior party or any other person in connection with the Collateral.

     7. Upon Debtor's default, and until such time as Lender disposes of the Collateral in accordance with the provisions of this Section 10, Lender shall be entitled to exercise or receive any and all of Debtor's rights as a partner of the Partnership, including, but not limited to all rights to capital, profit, distributions and properties and the right to vote as a partner of the Partnership, and to request and obtain information from the Partnership. In this connection, Lender shall have the right to immediately notify the Partnership of Debtor's default, and the Partnership shall remit all payments or other distributions to which Debtor otherwise would be entitled directly to Lender.

     8. The parties hereby agree that all rights and remedies hereunder shall be separate and cumulative and in addition to any rights or remedies available at law, and Lender shall have the right to enforce one or more remedies under this Agreement or pursuant to law successively or concurrently, and no action or proceeding shall operate to, or be deemed to, estop or prevent Lender from the pursuit of any further remedy which it may have by this Agreement or by law.

11.  Termination
     -----------

     This Agreement shall terminate, and the Assignment shall be returned to Debtor, when Debtor has paid or caused to be paid to Lender all amounts due and owing to Lender under Note and this Agreement.

12.  Notices
     -------

     1. Any notice given hereunder shall be in writing and shall be deemed to have been duly given if transmitted by facsimile; delivered by hand; or delivered either by certified or registered mail, postage prepaid to the addresses set forth below. Such notice shall be deemed to have been given or delivered or made on the date of the transmittal, if transmitted by facsimile, or on the date of delivery, if delivered by hand, or three days after mailing if delivered by certified or registered mail, so long as the notice is transmitted, delivered, or mailed as follows:

          (a)       If to Lender:


                    David G. Price
                    2951 28th Street
                    Suite 3000
                    Santa Monica, CA 90405
                    Attn: Edward R. Sause
                    Fax No.: (310) 664-6165


          (b)       If to Debtor:


                    Barbara M. Colton
                    7747 Palacio Drive
                    Carlsbad, CA 92009
                    Fax No.: (760) 436-7290

     2. Any party may change the address to which notices are to be sent by notification given to the other party of such change of address in writing in accordance with the provisions hereof.

     3. Pursuant to her obligation under Section 8.1 hereof, Debtor shall deliver written notice of this Agreement, the Assignment, and all amendments thereto, together with copies thereof, to the general partner of the Partnership at the notice address set forth in the Partnership Agreement. Lender may, upon Debtor's failure to comply with her obligation under Section 8.1, deliver the written notices and copies described in this Section to the general partner of the Partnership.

13.  Indemnification
     ---------------

     Debtor shall defend, indemnify and hold Lender free and harmless from and against, and in respect of, any and all loss, cost, damage, liability or expense (including, but not limited to, actual attorney's fees and costs) that Lender shall incur or suffer, which arise or result from, or relate to, Lender's entering into this Agreement, or any breach of or failure by Debtor to perform her representations, warranties, covenants, obligations or agreements set forth herein or in the Note.

14.  Miscellaneous
     -------------

     1. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     2. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     3. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     5. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provision hereof or any present or future statute, law, ordinance or regulation, the latter shall prevail, but the provisions of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     6. Debtor shall reimburse Lender, upon demand, for any and all costs and expenses, including, without limitation, attorneys' fees, that Lender may incur in pursuing any remedies hereunder, which costs and expenses are secured hereby.

     7. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

     8. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.


                                            "LENDER"



                                            /s/ David G. Price
                                            ------------------------------------
                                             David G. Price



                                            "DEBTOR"


                                            /s/ Barbara M. Colton
                                            ------------------------------------
                                            Barbara M. Colton

                                  EXHIBIT "A"

                           ASSIGNMENT OF COLLATERAL


1.   Parties
     -------

     This Assignment of Partnership Interest (the "Assignment"), dated April 10, 1998, is entered into by and between Barbara M. Colton ("Assignor") and David G. Price ("Assignee").

2.   Recitals
     --------

     1. Assignor is the owner of 8,930 units of limited partnership interest in National Operating Partnership, L.P. a Delaware limited partnership (the "Partnership") pursuant to the certain Amended and Restated Agreement of Limited Partnership of National Golf Operating Partnership dated as of March 4, 1998 (the "Partnership Agreement").

     2. As security for the performance of her obligations under that certain Secured Promissory Note dated April 10, 1998 in the principal amount of $30,000 (the "Note"), Assignor is entering into that certain Security Agreement and Assignment (the "Agreement"), pursuant to which Assignor is pledging and assigning a security interest in 4,465 units of limited partnership interest held by Assignor in the Partnership (the "OP Units"), including without limitation, an interest in all cash or property distributed or due to her by the Partnership, any capital, profits or surplus attendant to the OP Units, any claims against the Partnership related to the OP Units, and/or any proceeds of money or property to be received by her on sale, exchange or other disposition of the OP Units (the "Collateral").

     3. Assignor now desires to execute, in favor of Assignee, this assignment of the Collateral, and shall deliver this fully executed Assignment to Assignee.

3.   Assignment
     ----------

     1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns to Assignee all of her right, title, and interest in and to the Collateral and all proceeds thereof.

     2. This Assignment does not include, nor is it intended to include, a delegation of any of Assignor's debts, liabilities, duties, or obligations as a partner in the Partnership.

4.   Further Documents
     -----------------

     Assignor and Assignee agree to execute, acknowledge, and deliver any further documents and to perform any further actions in order to fulfill the intention hereof.

5.   Acceptance
     ----------

     Assignee hereby accepts this Assignment.



                                            "ASSIGNOR"



                                            ____________________________________
                                            Barbara M. Colton



                                            "ASSIGNEE"



                                            ____________________________________
                                            David G. Price

                                       2